CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Equity Trust


We consent to the use of our reports:

     Dated January 31, 1997 for Evergreen Omega Fund;

     Dated November 29, 1996 for Keystone Strategic Growth Fund (K-2);

     Dated May 2, 1997 for Evergreen Foundation Fund, a series of Evergreen Foundation Trust;

     Dated may 2, 1997 for Evergreen Tax Strategic Foundation Fund, a series of Evergreen Foundation Trust;

     Dated May 2,1997 for Evergreen American Retirement Fund, a series of Evergreen American Retirement Trust;

     Dated August 22, 1997 for Evergreen Utility Fund, a series of Evergreen Investment Trust;

     Dated August 22, 1997 for Evergreen Value Fund, a series of Evergreen Investment Trust;

     Dated August 22, 1997 for Evergreen Fund for Total Return;

     Dated August 22, 1997 for Evergreen Growth and Income Fund;

     Dated August 22, 1997 for Evergreen Small Cap Equity Income Fund, a series of Evergreen American Retirement Trust; and

     Dated September 27, 1996 for Keystone Growth and Income Fund (S-1) incorporated by reference herein.


                                        /s/ KPMG Peat Marwick LLp
                                        KPMG Peat Marwick LLP


Boston, Massachusetts
December 12, 1997